                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Cardinal Health, Inc. and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation included in the Annual Report (Form 10-K) of Cardinal Health, Inc., for the year ended June 30, 1996.


                                         /s/ ERNST & YOUNG LLP


San Diego, California
September 9, 1996